                                                              Exhibit (d)(5)(iv)


                              AMENDED AND RESTATED

                          INVESTMENT ADVISORY AGREEMENT

         AMENDED AND RESTATED AGREEMENT, dated as of July 10, 2002 by and between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable" or the "Manager"), and Massachusetts Financial Services Company (dba MFS Investment Management), a Delaware corporation (the "Adviser").

         WHEREAS, EQ Advisors Trust (the "Trust") is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, Equitable is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

         WHEREAS, the Board of Trustees of the Trust and Equitable desire to retain the Adviser to render investment advisory services to the portfolios, or a discrete portion of a multi-advised portfolio ("Allocated Portion"), as specified from time to time in Appendix A hereto (each a "Portfolio" and collectively, the "Portfolios" or "Allocated Portion") in the manner and on the terms hereinafter set forth (each reference to a Portfolio shall be deemed to be a reference to each Portfolio).

         NOW, THEREFORE, Equitable and Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for the Portfolios and Allocated Portions of a Portfolio ("Allocated Portion") and to manage the investment and reinvestment of the assets of the Portfolios and Allocated Portion, subject to the supervision of the Trustees of the Trust and the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or Manager in any way or otherwise be deemed an agent of the Trust or Manager except as expressly authorized in this Agreement or another writing by the Trust, Manager and the Adviser.

2.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. The Adviser will manage the investment and reinvestment of the assets of each Portfolio and Allocated Portion and determine the composition of the assets of each Portfolio and Allocated Portion, subject always to the direction and control of the Trustees of the Trust and the Manager and in accordance with the provisions of each Portfolio's currently effective prospectus and statement of additional information (collectively, the "Prospectus") contained in the Trust's registration statement, as amended from time to time, and delivered to the Adviser. In fulfilling its obligations to manage the investment and reinvestment of the assets of each Portfolio and Allocated Portion, the Adviser will:

              (i) obtain and evaluate such economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio and Allocated Portion or are under consideration for inclusion in the Portfolio and Allocated Portion;

              (ii) formulate and implement a continuous investment program for the Portfolio and Allocated Portion (a) consistent with the investment objectives, policies and restrictions of the Portfolio and Allocated Portion as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's Prospectus as amended from time to time, and (b) in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended ("Code).

              (iii) take whatever steps are necessary to implement the investment program for the Portfolio and Allocated Portion by the purchase and sale of securities and other investments authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's Prospectus, including the placing of orders for such purchases and sales;

              (iv) regularly report to the Trustees of the Trust and the Manager with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio and Allocated Portion, as may reasonably be requested by the Manager or the Trustees of the Trust and agreed to by the Adviser, including attendance at Board meetings, as reasonably requested, to present such information and reports to the Board;

              (v) provide reasonable assistance to the Portfolio's or Allocated Portion's pricing agent in the pricing of internally priced securities (i.e., securities for which market quotations are not readily available) with respect to the Portfolio or Allocated Portion;

              (vi) provide any and all information, records and supporting documentation about accounts the Adviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolio and Allocated Portion which may be reasonably necessary, under applicable laws, to allow the Portfolio and Allocated Portion or its agent to present information concerning the Adviser's prior performance in the Prospectus and the SAI of the Portfolio and Allocated Portion and any permissible reports and materials prepared by the Portfolio, Allocated Portion or its agent;

              (vii) establish appropriate interfaces with the Trust's administrator and Manager in order to provide such administrator and Manager with all necessary information requested by the administrator and Manager; and

              (viii) execute account documentation, agreements, contracts and other documents as the Adviser shall be requested by brokers, dealers, counterparties and other persons to execute in connection with its management of the assets of the Portfolio , provided that the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute such documentation, agreements, contracts and other documents. In such respect, and only for this limited purpose, the adviser shall act as the Manager's and/or the Trust's agent and attorney-in-fact.

         B. The Adviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment required for it to faithfully and fully perform its duties and obligations under this Agreement (excluding that necessary for the determination of net asset value and shareholder accounting services).

         C. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for each Portfolio and Allocated Portion in accordance with such policies or practices as may be established by the Board of Trustees and described in the currently effective Prospectus, as amended from time to time. In placing orders for the purchase or sale of investments for each Portfolio and Allocated Portion, in the name of the Portfolio, Allocated Portion or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         Subject to any appropriate policies and procedures of the Board of Trustees brought to the attention of the Adviser, the Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended, cause a Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, and each Portfolio and Allocated Portion an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolio and Allocated Portion or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, and in compliance with the NASD's Conduct Rules, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

         D. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio and Allocated Portion as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Portfolio and Allocated Portion and to its other clients.

         E. With respect to the provision of services by the Adviser hereunder, the Adviser will maintain all accounts, books and records with respect to each Portfolio and Allocated Portion as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

         F. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for each Portfolio and Allocated Portion or for the Manager, and does not have access to all of each Portfolio's or Allocated Portion's books and records necessary to perform certain compliance testing. to the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Portfolio's Prospectus and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements:), and in accordance with applicable law (including Sub-chapters M and L of the Code, the Investment Company Act and the Advisers Act (Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to each Portfolio and Allocated Portion (as specified in Section 2.E. hereof), which comprise a portion of each Portfolio's and Allocated Portion's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Manager shall promptly provide the Adviser with copies of the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Portfolio's currently effective Prospectus and any written policies or procedures adopted by the Trust's Board of Trustees applicable to the Portfolio and any amendments or revisions thereto.

         G. Unless the Manager gives the Adviser written instructions to the contrary, the Adviser shall use its good faith judgement in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser, with respect to each Portfolio and Allocated Portion, the compensation specified in Appendix A to this Agreement. Payments shall be made to the Adviser on the first day of each month; however, this advisory fee will be calculated on the daily average value of each Portfolio's and Allocated Portion's assets and accrued on a daily basis. Compensation for any partial period shall be pro rated based on the services provided during such period.

4.       LIABILITY OF ADVISER

         Neither the Adviser nor any of its directors, officers, employees or agents shall be liable to the Manager or the Trust for any loss or expense suffered by the Manager or the Trust resulting from its acts or omissions as Adviser to a Portfolio and Allocated Portion, except for losses or expenses to the Manager or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser or any of its directors, officers, employees or agents. The Adviser, its directors, officers, employees or agents shall not be liable to the Manager or the Trust for any loss or expense suffered as a consequence of any action or inaction of other service providers to the Trust in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Trust is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser under this Agreement.

5.       NON-EXCLUSIVITY

         The services of the Adviser to each Portfolio and Allocated Portion of the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

6.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may enter into arrangements with other persons affiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to better enable it to fulfill its duties and obligations under this Agreement.

7.       REGULATION

         The Manager and Adviser shall cooperate with each other in providing information, reports and other material to regulatory and administrative bodies having proper jurisdiction over the Portfolios, the Manager and the Adviser in connection with the services provided pursuant to this Agreement; provided, however that this agreement to cooperate does not apply to the provision of information, reports and other materials which either the Manager or the Adviser reasonably believes the regulatory or administrative body does not have the authority to request or is the privileged or confidential information of the Manager or Adviser.

8.       RECORDS

         The records relating to the services provided under this Agreement required to be established and maintained by an investment adviser under applicable law or those required by the Manager or the board of Trustees for the Adviser to prepare and provide shall be the property of the Trust and shall be under its control; however, the Trust shall permit the Adviser to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. The Adviser may retain copies of all such records. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Adviser shall keep confidential any information concerning the Manager or any of its affiliates (and their officers, directors or employees), that it obtains in connection with the Advisers duties hereunder and shall disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

9.       DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolios and Allocated Portion on the date of its execution. This Agreement will continue in effect for a period more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of a Portfolio, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

         A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

         C. the controlling stockholder of the Adviser or the portfolio manager of a Portfolio changes or there is otherwise an actual change in control or management of the Adviser.

12.      PROVISION OF CERTAIN INFORMATION BY THE MANAGER

         The Manager will promptly notify the Adviser in writing of the occurrence of any of the following events.

         A. the Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement.

         B. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or.

         C. the controlling stockholder of the Manager or there is otherwise an actual change in control or management of the Manager.

13.      REPRESENTATIONS AND WARRANTIES

A.       Manager represents and warrants that:

         (i) The Manager is registered as an investment adviser under the Advisers Act;

         (ii) The Manager is a stock life insurance company duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

         (iii) The execution, delivery and performance by the manager of this Agreement are within the Manager's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the manager for the execution, delivery and performance of this agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (a) any provision of applicable law, rule or reulation; (b) the Manager's Articles of Incorporation or By-Laws; or (c) any agreement, judgement, injunction, order, decree or other instruments binding upon the Manager;

         (iv) This Agreement is a valid and binding Agreement of the Manager;

         (v) The Manager has provided the Adviser with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and the Manager furhter represents that it will, within a reasonable time after filing any amendment to its Form ADV with the SEC furnish a copy of such amendments to the Adviser. The information contained in the Manager's Form ADV is accurate and complete in all material fact necessary in order to make the statements made, in light of the circumstances under this they were made, not misleading; and

         (vi) The Manager acknowledges that it received a copy of the Adviser's current Form ADV, at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

B. Adviser represents and warrants that:

         (i) The Adviser is registered as an investment adviser under the Advisers Act;

         (ii) The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

         (iii) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, dilevery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (a) any provision of applicable law, rule or regulation; (b) the Adviser's Articles of Incorporation or By-Laws; or (c) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser;

         (iv) This Agreement is a valid and binding Agreement of the Adviser;

         (v) The Adviser has provided the Manager with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Manager. The information contained in the Adviser's Form

              ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

         (vi) The Adviser acknowledges that it received a copy of the Manager's current Form ADV, at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

14.      USE OF ADVISER'S NAME

         The Manager will not use, and will not permit the Trust to use, the Adviser's name (or that of any affiliate) or any derivative thereto or logo associated therewith in Trust literature without prior review and approval by the Adviser.

15.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of such Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other portfolio affected by the amendment or all the portfolios of the Trust.

16.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolios and Allocated Portion listed in Appendix A.

17.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

19.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

20.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                      THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.

                      By: /s/ Peter D. Noris
                          ------------------------
                          Peter D. Noris
                          Executive Vice President

                      MASSACHUSETTS FINANCIAL SERVICE COMPANY

                      By: /s/ Stephen E. Cavan
                          ------------------------
                          Stephen E. Cavan
                          Senior Vice President

                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

Portfolio                                               Advisory Fee
---------                                               ------------
EQ/MFS Emerging Growth Companies Portfolio*             0.35% of the Portfolio's average daily net assets up to and including $500 million; 0.30% of the Portfolio's average daily net assets on the next $1 billion of the Portfolio's average daily net assets and 0.25% of the
                                                        Portfolio's average daily net assets over $1.5 billion.

EQ/MFS Research Portfolio                               0.35% of the Portfolio's average daily net assets up to and including $500 million; 0.30% of the Portfolio's average daily net assets on the next $1 billion of the Portfolio's average daily net assets and 0.25% of the
                                                        Portfolio's average daily net assets over $1.5 billion.

EQ/MFS Growth with Income Portfolio                     0.35% of the Portfolio's average daily net assets up to and including $500 million; 0.30% of the Portfolio's average daily net assets on the next $1 billion of the Portfolio's average daily net assets and 0.25% of the
                                                        Portfolio's average daily net assets over $1.5 billion.

EQ/Aggressive Stock Portfolio*                          0.35% of the MFS Allocated Portion's average daily net assets, up to and
(MFS Allocated Portion)                                 including $500 million; 0.30% of the MFS Allocated Portion's average daily net assets on the next $1 billion of the MFS Allocated Portion's average daily net assets; and 0.25% of the MFS Allocated Portion's average daily net assets over $1.5 billion.**

*For purposes of calculating the advisory fee for the EQ/MFS Emerging Growth Companies Portfolio and the EQ/Aggressive Stock Portfolio, the total net assets of each of these Portfolios will be aggregated.

**The "MFS Allocated Portion" is that portion of the EQ/Aggressive Stock Portfolio's average daily net assets advised by the Adviser.

                                       14